Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Variable Insurance Trust

We consent to the use of our report dated February 18, 2011, incorporated herein by reference, to ING GET U.S. Core Portfolio — Series 5, 6, 7, 8, 9, 10, 11, 12, 13, and 14 (the Series), each a series of ING Variable Insurance Trust, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 28, 2011